EXHIBIT 10.24

AMENDMENT NO. 1
TO
AGREEMENT FOR RESTRICTED STOCK AWARD

This Amendment No. 1 to the Agreement for Restricted Stock Award (the "Amendment") is made this 6th day of March, 2009 between FIRST FINANCIAL BANCORP., an Ohio Corporation (the "Corporation"), and the undersigned employee of the Corporation or one of its wholly owned subsidiaries  (the "Employee"):

WHEREAS, the Corporation and the undersigned employee (the “Employee”) entered into an Agreement for Restricted Stock Award dated <date> (the “Agreement”);

WHEREAS, Schedule 3(b) of the Agreement references various benchmarks (“Benchmarks”) utilized in determining certain vesting conditions;

WHEREAS, the Compensation Committee has determined to clarify the Benchmarks;

WHEREAS, Group A and Group B Restricted Stock Awards (as such terms are defined in the Agreement) are and continue to be forfeited on their anniversary date in 2009;

WHEREAS, Group C Restricted Stock Awards (as such terms are defined in the Agreement) vested in 2008 in accordance with the Agreement; and

WHEREAS, such clarification will apply to the all groups of Restricted Stock Awards (as such terms are defined in the Agreement) that remain unvested under the Agreement.

NOW THEREFORE, in consideration of the mutual obligations contained herein, the Agreement is amended to delete paragraph d. to Schedule 3(b) in its entirety and to replace it with Attachment A hereto.

All other sections of the Agreement shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, this Agreement for Restricted Stock Award has been executed and dated by the parties hereto as of the day and year first above written.

FIRST FINANCIAL BANCORP.

By:
Claude E. Davis
Title:	President & CEO

Signature of Employee
Print Name:

ATTACHMENT A TO AMENDMENT

New paragraph d. to Schedule 3(b)

Notwithstanding anything in the Agreement to the contrary, for the shares of Common Stock in Group D, the Benchmark is met as of the fourth Anniversary Date and those shares will vest on the fourth Anniversary Date (provided such shares have not been forfeited prior to such Anniversary Date pursuant to Section 4 of this Agreement) if the Committee determines that  First Financial Bancorp (FFBC) has achieved a return on equity (ROE) greater than or equal to the ROE of the 25th percentile of a national peer group for the year ended December 31, 2008 (the “reporting period”).  The national peer group is the group of publicly traded bank holding companies between $3 billion and $10 billion in total assets for the reporting period.